UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )
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ISABELLA BANK CORPORATION
(Name of Registrant as Specified In Its Charter)
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On April 17, 2020, Isabella Bank Corporation issued the following press release:

For Immediate Release Isabella Bank Corporation 401 N. Main Street
Mt. Pleasant, MI 48858

FOR MORE INFORMATION, CONTACT:
Mary Olivieri, Community Relations Officer Phone: 989-779-6309 Fax: 989-775-5501

Isabella Bank Corporation Announces Change of Location for the Annual Meeting of Shareholders on May 5, 2020.

Mt. Pleasant, Michigan, April 17, 2020 - Isabella Bank Corporation (OTCQX:ISBA), today announced a change in the location of its 2020 Annual Meeting of Shareholders (the “Annual Meeting”). After careful consideration and in light of on-going developments related to coronavirus (COVID-19), Isabella Bank Corporation’s Annual Meeting will be held solely by remote communication, in a “virtual only” format to support the health and well-being of our directors, officers, employees and shareholders. The previously announced date and time of the meeting (Tuesday, May 5, 2020 at 5:00 p.m., Eastern Time) will not change. This change is solely related to the COVID-19 impact and we expect to resume our in-person shareholder meeting next year.

In order to attend the virtual Annual Meeting, shareholders of record as of the close of business on March 13, 2020 must register by April 30, 2020 at 11:59 p.m., Eastern Time, at http://viewproxy.com/IsabellaBankCorp/2020. Once registered, shareholders can attend, vote and submit questions at the virtual Annual Meeting via the internet at http://viewproxy.com/IsabellaBankCorp/2020/VM. You may vote during the virtual Annual Meeting by following the instructions available on the meeting website. If you encounter any difficulties accessing the virtual meeting, please call 866-612-8937 or submit any questions to virtualmeeting@viewproxy.com for assistance. Further information regarding the change of location of the Annual Meeting can be found in the Notice of Change of Location of Annual Meeting of Shareholders filed by Isabella Bank Corporation with the Securities and Exchange Commission on April 17, 2020.

Shareholders who may not have access to the online meeting, may call into the meeting by dialing 231.929.4212 using code 819-499-066. This conference call option will not allow shareholders to vote or submit questions. Shareholders wishing to use the phone option may must register by April 30, 2020 at 11:59 p.m., Eastern Time by calling the meeting technical service team at 866.612.8937.

The online format of the Annual Meeting, to the extent practicable, ensures shareholders are afforded the same rights and opportunities to participate as they would at an in-person meeting, using online tools designed to facilitate shareholder access and participation. Whether or not shareholders are attending the virtual meeting, ISBA urges shareholders to vote and submit proxies in advance of the Annual Meeting by one of the methods described in the Proxy Materials.

About the Corporation

Isabella Bank Corporation (OTCQX: ISBA) is the parent holding company of Isabella Bank, a state chartered bank headquartered in Mt. Pleasant, Michigan. Isabella Bank was established in 1903 and has been committed to serving the local banking needs of its customers and communities for 117 years. The Bank offers personal and commercial lending and deposit products, as well as investment, trust and estate planning services through Isabella Wealth. The Bank has 30 banking locations throughout seven Mid-Michigan counties: Clare, Gratiot, Isabella, Mecosta,

Midland, Montcalm, and Saginaw. The Corporation has been recognized on the Detroit Free Press list of “Top Workplaces”.

For more information about Isabella Bank Corporation, visit the Investors link at www.isabellabank.com. Isabella Bank Corporation common stock is quoted on the OTCQX tier of the OTC Markets Group, Inc.’s electronic quotation system (www.otcmarkets.com) under the symbol “ISBA.” The Corporation's market maker is Boenning & Scattergood, Inc. (www.boenninginc.com) and its investor relations firm is Renmark Financial Communications, Inc. (www.renmarkfinancial.com).

On April 17, 2020, Isabella Bank Corporation began distributing the following Notice of Change of Location of Annual Meeting of Shareholders to be Held on May 5, 2020:

Notice of Change of Location of Annual Meeting of Shareholders
April 17, 2020

Dear Shareholder,

I hope this letter finds you and yours doing well during this challenging time. Taking into careful consideration the continual developments related to coronavirus (COVID-19), the Annual Meeting of Shareholders for Isabella Bank Corporation will be held solely by remote communication, in a "virtual only" setting. As previously announced, the Annual Meeting will still be held on Tuesday, May 5, 2020, at 5:00 p.m.

The Board believes this is the right choice considering what we have learned over the past several weeks. A virtual Annual Meeting enables our shareholders to participate in the meeting, while safeguarding the health of our shareholders, Board of Directors, officers, and employees. This change to a virtual meeting is solely related to the COVID-19 impact and we expect to resume our in-person shareholder meeting in 2021.

In order to attend the Annual Meeting, shareholders must register by April 30, 2020 at 11:59 p.m., Eastern Time, at http://viewproxy.com/IsabellaBankCorp/2020. Once registered, shareholders can attend, vote and submit questions at the virtual Annual Meeting at http://viewproxy.com/IsabellaBankCorp/2020/VM. You may vote during the meeting by following the instructions available on the meeting website. If you encounter any difficulties accessing the meeting, please call 866.612.8937 or submit any questions to virtualmeeting@viewproxy.com for assistance.

Shareholders who may not have access to the online meeting, may call into the meeting by dialing 231.929.4212 using code 819-499-066. However, the conference call option will not allow you to vote or submit questions. If you would like to use the phone option, shareholders must register by April 30, 2020 at 11:59 p.m., Eastern Time by calling the meeting technical service team at 866.612.8937.

The online format of the Annual Meeting, to the extent practicable, ensures shareholders are afforded the same rights and opportunities to participate as they would at an in-person meeting, using online tools designed to facilitate shareholder access and participation. Whether or not you are able to attend the virtual meeting, please vote and submit proxies in advance of the Annual Meeting by one of the methods described in the Proxy Materials.

We look forward to sharing our 2019 results with you at our Annual Shareholder Meeting on May 5th at 5 p.m. On behalf of our Board of Directors and all of our employees, I would like to thank you for your continued support. If you have questions or comments, please call me at 989.779.6215 or email me at jevans@isabellabank.com.

Jae A. Evans, President & Chief Executive Officer

The Company’s proxy statement is available on our Investor Relations website at https://ir.isabellabank.com. Additionally, Company shareholders who have questions about the proxy statement or voting their shares should contact Alliance Advisors, which is assisting with the virtual portion of the Annual Meeting, at 1-866-612-8937.

ISABELLA BANK CORPORATION             401 North Main Street, Mt. Pleasant, MI 48858-1649                   www.isabellabank.com